                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE

Contact:        Martha Fleming, Howard Griffith
                Fidelity Southern Corporation (404) 240-1504


                          FIDELITY SOUTHERN CORPORATION
                       REPORTS 2004 FIRST QUARTER RESULTS

         ATLANTA, GA (April 19, 2004) - Fidelity Southern Corporation ("Fidelity") (NASDAQ:LION) reported income from continuing operations for the first quarter of 2004 of $1,455,000 compared to $862,000 for the same quarter in 2003, a 68.8% increase. Basic and diluted earnings per share from continuing operations for the quarter ended March 31, 2004, were $.16 compared to $.10 for the same quarter in 2003.

         Net income for the first quarter of 2004 was $1,455,000 compared to $767,000 for the same quarter in 2003 an 89.7% increase. Basic and diluted earnings per share for the first quarter of 2004 and 2003 were $.16 and $.09, respectively.

         Fidelity Chairman James B. Miller, Jr. said, "Fidelity's 2004-2006 Strategic Plan focus is on increasing shareholder value through strong earnings growth. We are growing earning assets while maintaining an appropriate risk profile, and controlling expenses. For 2004, our 30th anniversary, we anticipate increasing year-over-year earnings by better than 50%."

         Net interest income for the first quarter of 2004 increased $243,000 or 3.0% to $8.4 million when compared to the same quarter in 2003, as the decline in interest expense outpaced the decline in interest income. The net interest margin declined 18 basis points for the first quarter of 2004 to 3.17% when compared to the first quarter of 2003.

         Total interest income for the first quarter of 2004 decreased $418,000 or 2.9% compared to the same quarter in 2003. This decline in interest income was due to a 66 basis point decline in the yield on earning assets to 5.36% for the first quarter of 2004 when compared to the same quarter in 2003, partially offset by the increase in interest income attributable to the $83 million increase in average interest-earning assets.

         Interest expense for the first quarter of 2004 declined $661,000 or 10.3% compared to the same quarter in 2003. The decline in interest expense was primarily attributable to the 60 basis point decline in the cost of interest bearing liabilities to 2.49% for the first quarter of 2004 when compared to the same quarter in 2003. This decline was partially offset by an $85 million increase in interest-bearing liabilities.

         First quarter 2004 net charge-offs were $891,000 compared to $602,000 for the same quarter of 2003. The ratio of net charge-offs to average loans outstanding for the first quarter

Fidelity Southern Corporation
First Quarter Earnings Release
April 16, 2004
Page 2


was .44% compared to .32% for the same quarter of 2003. The increase in charge-offs was in part attributable to increased loans outstanding. The first quarter provision for loan losses was $1.2 million compared to $1.0 million for the same quarter in 2003.

         Noninterest income for the first quarter of 2004 was $3.6 million compared to $3.8 million for the same quarter of 2003, a decrease of 4.3%. First quarter 2004 noninterest income benefited primarily from a $414,000 and a $315,000 increase in income from indirect lending activities and SBA lending activities, respectively, offset by a decline of $600,000 and $201,000 in revenues from mortgage banking activities and securities gains, respectively. The decline in revenues from mortgage banking activities in the first quarter of 2004 was due to a significant decline in mortgage loan production activity due to rising mortgage interest rates in late 2003 and in early 2004. The increased revenues from SBA lending activities are due to additional commercial lenders. The increase in revenues from indirect lending activities was due to increased loan production from an expanded sales staff, gains on sale of loans, increased servicing fee income. There was no indirect loan sale in the first quarter of 2003.

         Noninterest expense for the first quarter of 2004 declined $1,105,000 or 11.4% to $8.6 million when compared to the same quarter of 2003, as decreases in salaries and benefits, net occupancy, communication and professional and other services expenses were partially offset by an increase in insurance costs. Brokerage related noninterest expense for the first quarter of 2003 included $465,000 of expenses associated with switching from our own broker-dealer to partnering with a third party for delivery of brokerage services, as well as a proposed Securities and Exchange Commission settlement and settlements with brokerage customers. The $617,000 decline in professional and other services was primarily due to the resolution of legal and regulatory issues and decreases in consulting expenses. The increase in insurance expense was due to higher costs for increased insurance coverages for policies covering the twelve months ended April 30, 2004. Management believes the cost of insurance will decline by approximately $400,000 for the twelve months beginning May 1, 2004, due to the decline in our risk profile resulting from the divestiture of certain lines of business in 2002 and the resolution of regulatory issues in 2003. The Company has experienced declining costs in most other expense categories.

         As of March 31, 2004, total assets were $1,142 million, compared to $1,032 million at March 31, 2003, a $110 million or 10.7% increase. In other year-ago comparisons, total loans increased 5.5% to $874 million, deposits increased 10.0% to $950 million and shareholders' equity increased 5.0% to $74 million.

         In December 2003, FASB amended Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" to clarify that trust preferred securities such as those issued by Fidelity must be deconsolidated for financial reporting purposes no later than the end of the first reporting period ending after March 15, 2004. Fidelity has adopted FIN 46 (Revised) and consequently, the $35.5 million of trust preferred securities issued by Fidelity are no longer consolidated for financial reporting purposes. Thus, the equity investments in the subsidiaries created to issue the obligations, the obligations themselves and related dividend

Fidelity Southern Corporation
First Quarter Earnings Release
April 16, 2004
Page 3


income and interest expense are reported on a deconsolidated basis, with the investments reported as investments held-to-maturity and dividends included as investment interest income. The obligations are reported as subordinated debt, with related interest expense reported as interest on subordinated debt. This change had no impact on net income or regulatory capital ratios. Financial statements for prior periods have not been restated to reflect the deconsolidation of the trust preferred issues.

          This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity's operations, markets and products. Without limiting the foregoing, the words "believes," "expects," "anticipates," "estimates," "projects" and "intends" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions Fidelity believes are reasonable and may relate to, among other things, the allowance for loan loss adequacy, changes in interest rates and litigation results. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without limitation, changing events and trends that have influenced Fidelity's assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets, (iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity's market, (iv) changes in fiscal, monetary, regulatory and tax policies, (vii) changes in political, legislative and economic conditions, (viii) inflation and (ix) greater loan losses than historic levels. Investors are encouraged to read the related section in Fidelity Southern Corporation's 2003 Annual Report to Shareholders and the 2003 Annual Report on Form 10-K, including the "Risk Factors" set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.

         Fidelity Southern Corporation, through its operating subsidiary Fidelity Bank, provides a wide range of banking, mortgage and investment services through 19 branches in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity's products and services, please visit the company's web site at www.FidelitySouthern.com.

                          FIDELITY SOUTHERN CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                              FOR THE QUARTERS ENDED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                      MARCH 31,
                                                             -----------------------
                                                                2004         2003
                                                             ----------   ----------

INTEREST INCOME
   LOANS, INCLUDING FEES                                     $   11,811   $   12,710

   INVESTMENT SECURITIES                                          2,297        1,744

   FEDERAL FUNDS SOLD                                                30           77

   DEPOSITS WITH OTHER BANKS                                          4           29
                                                             ----------   ----------
      TOTAL INTEREST INCOME                                      14,142       14,560

INTEREST EXPENSE

  DEPOSITS                                                        4,321        5,183

  SHORT-TERM BORROWINGS                                             342           86

  TRUST PREFERRED SECURITIES                                         --          568

  SUBORDINATED DEBT                                                 758          340

  OTHER LONG-TERM DEBT                                              360          265
                                                             ----------   ----------
      TOTAL INTEREST EXPENSE                                      5,781        6,442
                                                             ----------   ----------

NET INTEREST INCOME                                               8,361        8,118


PROVISION FOR LOAN LOSSES                                         1,200        1,000
                                                             ----------   ----------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                                       7,161        7,118

NONINTEREST INCOME

  SERVICE CHARGES ON DEPOSIT ACCOUNTS                             1,083        1,259

  OTHER FEES AND CHARGES                                            262          300

  MORTGAGE BANKING ACTIVITIES                                       273          873

  BROKERAGE ACTIVITIES                                              207          118

  INDIRECT LENDING ACTIVITIES                                     1,108          694

  SBA LENDING ACTIVITIES                                            350           35

  SECURITIES GAINS, NET                                             130          331

  OTHER OPERATING INCOME                                            208          173
                                                             ----------   ----------
    TOTAL NONINTEREST INCOME                                      3,621        3,783

NONINTEREST EXPENSE

  SALARIES AND EMPLOYEE BENEFITS                                  4,507        4,810

  FURNITURE AND EQUIPMENT                                           704          682

  NET OCCUPANCY                                                     880          986

  COMMUNICATION EXPENSES                                            316          408

  PROFESSIONAL AND OTHER SERVICES                                   573        1,190

  STATIONERY, PRINTING AND SUPPLIES                                 158          153

  INSURANCE EXPENSES                                                324          162

  OTHER OPERATING EXPENSES                                        1,147        1,323
                                                             ----------   ----------
    TOTAL NONINTEREST EXPENSE                                     8,609        9,714
                                                             ----------   ----------

INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAX EXPENSE                                     2,173        1,187

INCOME TAX EXPENSE                                                  718          325
                                                             ----------   ----------
INCOME FROM CONTINUING OPERATIONS                                 1,455          862



                                                          FOR THE QUARTERS ENDED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)                    MARCH 31,
                                                     ---------------------------------
                                                          2004              2003
                                                     ---------------   ---------------

DISCONTINUED OPERATIONS:
INCOME (LOSS) FROM DISCONTINUED OPERATIONS
    (NET OF INCOME TAXES OF $-0-
         AND ($52), RESPECTIVELY)                                --                (95)
                                                     ---------------   ---------------

NET INCOME                                           $         1,455   $           767
                                                     ===============   ===============

EARNINGS PER SHARE FROM
    CONTINUING OPERATIONS:

                  BASIC EARNINGS PER SHARE           $          0.16   $          0.10
                                                     ===============   ===============
                  DILUTED EARNINGS PER SHARE         $          0.16   $          0.10
                                                     ===============   ===============

EARNINGS PER SHARE:

                  BASIC EARNINGS PER SHARE           $          0.16   $          0.09
                                                     ===============   ===============
                  DILUTED EARNINGS PER SHARE         $          0.16   $          0.09
                                                     ===============   ===============

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING-BASIC                               8,884,440         8,858,732
                                                     ===============   ===============

WEIGHTED AVERAGE COMMON
    SHARES OUTSTANDING-FULLY DILUTED                       8,996,999         8,925,384
                                                     ===============   ===============

                          FIDELITY SOUTHERN CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)




(DOLLARS IN THOUSANDS)                             MARCH 31,         DECEMBER 31,         MARCH 31,
ASSETS                                               2004               2003               2003
                                                ---------------    ---------------    ---------------

CASH AND DUE FROM BANKS                         $        24,199    $        21,450    $        29,445
FEDERAL FUNDS SOLD                                       27,129             18,566              4,494
INVESTMENTS AVAILABLE-FOR-SALE                          142,233            145,280            133,704
INVESTMENTS HELD-TO-MATURITY                             46,695             45,749              8,023
LOANS HELD-FOR-SALE                                      54,742             37,291             55,631
LOANS                                                   818,944            795,738            772,175
ALLOWANCE FOR LOAN LOSSES                               (10,228)            (9,920)            (9,803)
                                                ---------------    ---------------    ---------------
LOANS, NET                                              808,716            785,818            762,372
PREMISES AND EQUIPMENT, NET                              13,717             13,916             14,495
OTHER REAL ESTATE                                           588                938              2,682
NET LIABILITIES OF DISCONTINUED
  OPERATIONS                                                 --                 --               (771)
ACCRUED INTEREST RECEIVABLE                               4,653              4,897              4,909
OTHER ASSETS                                             19,372             18,014             16,856
                                                ---------------    ---------------    ---------------

          TOTAL ASSETS                          $     1,142,044    $     1,091,919    $     1,031,840
                                                ===============    ===============    ===============


LIABILITIES

DEPOSITS:
    NONINTEREST BEARING DEMAND                  $       108,163    $       111,500    $       111,264
    INTEREST BEARING DEMAND/
       MONEY MARKET                                     194,951            169,357            153,517
    SAVINGS                                             117,980            130,992            116,638
    TIME DEPOSITS, $100,000 AND OVER                    201,868            172,315            173,926
    OTHER TIME DEPOSITS                                 327,483            303,815            308,672
                                                ---------------    ---------------    ---------------
         TOTAL DEPOSIT LIABILITIES                      950,445            887,979            864,017

FED FUNDS PURCHASED/SECURITIES SOLD/
   OTHER SHORT-TERM BORROWINGS                           14,561             23,396             28,084
SHORT-TERM FHLB BORROWINGS                               14,100             24,500             10,000
TRUST PREFERRED SECURITIES                                   --             35,500             20,500
SUBORDINATED DEBT                                        36,598                 --             15,000
OTHER LONG-TERM DEBT                                     45,154             45,425             15,508
ACCRUED INTEREST PAYABLE                                  2,600              2,786              3,280
OTHER LIABILITIES                                         4,327              1,207              4,749
                                                ---------------    ---------------    ---------------
          TOTAL LIABILITIES                           1,067,785          1,020,793            961,138

SHAREHOLDERS' EQUITY

COMMON STOCK                                             41,416             40,516             40,380
TREASURY STOCK                                              (69)               (69)               (69)
ACCUMULATED OTHER COMPREHENSIVE
   INCOME                                                 1,481                259              1,705
RETAINED EARNINGS                                        31,431             30,420             28,686
                                                ---------------    ---------------    ---------------
          TOTAL SHAREHOLDERS' EQUITY                     74,259             71,126             70,702
                                                ---------------    ---------------    ---------------

          TOTAL LIABILITIES AND SHARE-
                   HOLDERS' EQUITY              $     1,142,044    $     1,091,919    $     1,031,840
                                                ===============    ===============    ===============

BOOK VALUE PER SHARE                            $          8.27    $          8.01    $          7.98
                                                ===============    ===============    ===============
SHARES OF COMMON STOCK OUTSTANDING                    8,977,847          8,877,847          8,860,669
                                                ===============    ===============    ===============

                          FIDELITY SOUTHERN CORPORATION
                    ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                           FROM CONTINUING OPERATIONS
                                   (UNAUDITED)


(DOLLARS IN THOUSANDS)                                       Three Months Ended            Year Ended
                                                          ----------------------------    ------------
                                                            March 31,       March 31,      December 31,
                                                              2004            2003            2003
                                                          ------------    ------------    ------------


BALANCE AT BEGINNING OF PERIOD                            $      9,920    $      9,404    $      9,404
CHARGE-OFFS:
    COMMERCIAL, FINANCIAL AND AGRICULTURAL                         174              --           1,398
    REAL ESTATE-CONSTRUCTION                                        --              --              --
    REAL ESTATE-MORTGAGE                                             2               7             232
    CONSUMER INSTALLMENT                                           932             697           3,218
                                                          ------------    ------------    ------------
       TOTAL CHARGE-OFFS                                         1,108             704           4,848
RECOVERIES:
    COMMERCIAL, FINANCIAL AND AGRICULTURAL                         133              11              82
    REAL ESTATE-CONSTRUCTION                                        --              --              --
    REAL ESTATE-MORTGAGE                                            --               3               3
    CONSUMER INSTALLMENT                                            83              89             529
                                                          ------------    ------------    ------------
       TOTAL RECOVERIES                                            216             103             614
                                                          ------------    ------------    ------------
NET CHARGE-OFFS                                                    892             601           4,234
PROVISION FOR LOAN LOSSES                                        1,200           1,000           4,750
                                                          ------------    ------------    ------------

                                                          $     10,228    $      9,803    $      9,920
                                                          ============    ============    ============

RATIO OF NET CHARGE-OFFS DURING PERIOD TO AVERAGE
       LOANS OUTSTANDING, NET                                     0.44%           0.32%           0.54%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE OF LOANS                1.25%           1.27%           1.25%

                              NONPERFORMING ASSETS
                           FROM CONTINUING OPERATIONS
                                   (UNAUDITED)



(DOLLARS IN THOUSANDS)                                      March 31,       March 31,     December 31,
                                                              2004            2003            2003
                                                          ------------    ------------    ------------


NONACCRUAL LOANS                                          $      2,141    $      3,400    $      2,244
REPOSSESSIONS                                                      741             990             918
OTHER REAL ESTATE                                                  628           2,682             938
                                                          ------------    ------------    ------------
      TOTAL NONPERFORMING ASSETS                          $      3,510    $      7,072    $      4,100
                                                          ============    ============    ============



LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING         $         21    $         87    $        195

RATIO OF PAST DUE LOANS TO TOTAL LOANS                            0.00%           0.01%           0.02%
RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS
      AND REPOSSESSIONS                                           0.40%           0.85%           0.49%

                          FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                   (UNAUDITED)




                                                                            YEAR-TO-DATE
                                          ---------------------------------------------------------------------------------------
                                                        MARCH 2004                                     MARCH 2003
                                          -------------------------------------------    ----------------------------------------
                                            Average       Income/         Yield/           Average        Income/       Yield/
(dollars in thousands)                      Balance       Expense           Rate           Balance        Expense        Rate
                                          -------------------------------------------    ----------------------------------------

ASSETS
INTEREST-EARNING ASSETS:
Loans, net of unearned income
  Taxable                                 $    854,086  $     11,717             5.52%   $    805,108  $     12,671          6.38%
  Tax-exempt (1)                                 8,090           144             7.17%          2,708            56          8.41%
                                          ------------  ------------                     ------------  ------------
     Total loans                               862,176        11,861             5.53%        807,816        12,727          6.38%

Investment securities
  Taxable                                      189,177         2,297             4.89%        138,604         1,744          5.15%
  Tax-exempt                                        --            --             0.00              --            --          0.00
                                          ------------  ------------                     ------------  ------------
     Total investment securities               189,177         2,297             4.89%        138,604         1,744          5.15%


Interest-bearing deposits                        1,519             3             0.91%         10,005            29          1.18%
Federal funds sold                              13,069            30             0.93%         27,004            77          1.16%
                                          ------------  ------------                     ------------  ------------
     Total interest-earning assets           1,065,941        14,191             5.36%        983,429        14,577          6.02%

Cash and due from banks                         20,569                                         20,544
Allowance for loan losses                      (10,159)                                        (9,856)
Premises and equipment, net                     13,892                                         14,861
Other real estate owned                            792                                          2,676
Other assets                                    21,364                                         21,615
                                          ------------                                   ------------
     Total assets                         $  1,112,399                                   $  1,033,269
                                          ============                                   ============


LIABILITIES AND SHAREHOLDERS' EQUITY
INTEREST-BEARING LIABILITIES:
Demand deposits                           $    177,859  $        522             1.18%   $    154,027  $        492          1.29%
Savings deposits                               119,751           490             1.65%        108,986           492          1.83%
Time deposits                                  507,855         3,309             2.62%        504,926         4,200          3.37%
                                          ------------  ------------                     ------------  ------------
     Total interest-bearing deposits           805,465         4,321             2.16%        767,939         5,184          2.74%

Federal funds purchased                          3,099            10             1.34%          1,544             6          1.52%
Securities sold under agreements to
  repurchase                                    18,484            51             1.11%         17,863            47          1.06%
Other short-term borrowings                     24,192           281             4.67%          2,000            34          6.81%
Subordinated debt                               36,598           750             8.24%         21,134           593         11.38%
Long-term debt                                  45,297           368             3.27%         37,874           579          6.29%
                                          ------------  ------------                     ------------  ------------
     Total interest bearing liabilities        933,135         5,781             2.49%        848,354         6,443          3.09%

NONINTEREST-BEARING:
Demand deposits                                102,330                                        107,089
Other liabilities                                5,171                                          6,745
Shareholders' equity                            71,763                                         71,081
                                          ------------                                   ------------
  Total liabilities and
     shareholders' equity                 $  1,112,399                                   $  1,033,269
                                          ============                                   ============

Net interest income/spread                              $      8,410            2.87%                  $      8,134           2.93%
                                                        ============                                   ============
Net interest margin                                                             3.17%                                         3.35%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2004 and 2003 of $50,000 and $20,000 respectively.